Exhibit 10.2

Binding Memorandum of Understanding

The purpose of this memorandum is to set forth the terms pursuant to which, subject to certain conditions set forth herein, MGT Sports, Inc. (the "Issuer") will sell certain securities to Investor. The terms and conditions set forth herein are binding. The parties contemplate that this MOU may in the future be replaced by a more detailed agreement containing customary terms normally found in transactions of this type but which in the interest of time have not been incorporated in this MOU. Unless and until the parties execute any such more detailed agreement, this MOU shall constitute the exclusive binding agreement between the parties with respect to the sale of the Securities.

Issuer:	MGT Sports, Inc., a wholly owned subsidiary of parent company MGT Capital Investments, Inc. (NYSE MKT: MGT), which entity owns all of the necessary assets to conduct the Draft Day business as set out in the Asset Purchase Agreement.

Investor:	Kuusamo Capital Ltd., 107 Strathallan Blvd., Toronto, ON

Securities:	$250,000 (the "Stated Value") of Series A Redeemable Convertible Preferred Stock, par value $0.001 (the “Preferred Stock”).

No Further Investment:	The Investor is in no way bound to purchase any additional securities, or to provide any further investment, contribution, or support except as set out in this MOU.

Use of Proceeds:	The Issuer will use the proceeds of the transactions contemplated hereby for general corporate purposes.

Maturity:	The Preferred Stock shall be perpetual, subject to Conversion and the Redemption Rights (as described below).

Seniority:	The Preferred Stock will be senior to all existing and future equity of the Issuer, and contain a $250,000 liquidation preference. While the Preferred Stock is outstanding, Issuer may incur no debt as of the date herein, with the exception of trade debt in the normal course of operations, without the approval of the Investor.

Interest:	The Preferred Stock shall be non-interest bearing.

Conversion:	Investor may elect to convert the Preferred Stock into 6.25% (six and one-quarter percent) of the Issuer's Common Stock, at any time. Common Stock will have quarterly information rights, tag along and drag along rights and obligations, and similar minority investor protections.

Voting Rights:	The Preferred Stock shall be not be entitled to vote on any matter submitted to holders of Common Stock.

Redemption Rights:	The Issuer shall be entitled to redeem the Preferred Stock, in whole or in part, at any time, at 100% of Stated Value. Investor shall be entitled to the same redemption rights, after such time as the Issuer receives cash equal to or exceeding $4,000,000 for the contemplated sale of its fantasy sports assets. Upon any redemption by the Issuer, the Investor will have a preemptive right to elect Conversion.

Registration Rights:	None. The Common Stock to be issued upon conversion of the Preferred Stock being offered will be "restricted" under the Securities Act of 1933, and cannot be sold until Registered with the SEC, unless sold pursuant to Rule 144, or other allowed exemption.

Certification:	The Issuer shall provide the Investor documentary evidence (satisfactory in form and substance to the Investor) of ownership of the Preferred Stock.

Other Rights:	If the Asset Purchase Agreement between the Issuer (as Seller) and Random Outcome USA Inc. (as Purchaser) is not consummated by the date agreed between the parties (as amended), then the Investor will have the exclusive right to market the Issuer’s fantasy sports assets for six months from the date that the abovementioned date by which the Asset Purchase Agreement was to be consummated.

Further Assurances:	If the constating documents of the Issuer do not reflect the terms of the Preferred Stock as set out in this MOU, then the Issuer will do all things necessary and obtain all approvals necessary to amend the relevant constating document to make them consistent with the terms of this MOU.

Expense Reimbursement:	Each party pays for their own expenses incurred in the research, preparation and review of this investment opportunity.

Governing Law:	New York.

Confidentiality:	The existence and terms of this Term Sheet shall be kept confidential and not disclosed unless required by law, regulation, rule of stock exchange or trading system.

Broker Fees:	No broker fee, investment banking fee, or similar fee shall be paid in conjunction with the transactions contemplated herein.

Payment Terms:	Receipt by the Issuer of confirmation from counsel to the Investor that the amount of $250,000 USD has been sent by wire transfer on or before July 22, 2015 (9:20 AM EDT) shall constitute full execution of this MOU by the Investor.

MGT SPORTS, INC.

By: /s/ Robert Ladd

Name: Robert Ladd

Title: President

Agreed and Accepted

KUUSAMO CAPITAL LTD.

By: /s/ Trevor Radomsky

Name: Trevor Radomsky

Title: President